QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.13

CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

        This Consent and Fourth Amendment to Credit Agreement (this "Fourth Amendment") is made as of this 12th day of December, 2003 by and among SEMCO ENERGY, INC., a Michigan corporation (the "Company"), STANDARD FEDERAL BANK N.A. ("Standard Federal") and the other banks signatory hereto and Standard Federal, as agent for the Banks (in such capacity, "Agent").

RECITALS

          A.  Company, Agent and the Banks entered into that certain Credit Agreement dated as of June 25, 2002 under which the Banks extended (or committed to extend) credit to the Company, as set forth therein, as amended by that certain First Amendment to Credit Agreement (the "First Amendment") dated May 21, 2003, that certain Second Amendment to Credit Agreement (the "Second Amendment") dated September 30, 2003 and that certain Third Amendment to Credit Agreement (the "Third Amendment") dated October 15, 2003 (as so amended, the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement).

          B.  Company has requested that Agent and the requisite Banks consent to the additional issuance by Company of up to Fifty Million Dollars ($50,000,000) in aggregate principal amount of Refinancing Bonds subject to and under the terms and conditions of the Refinancing Bond Documents (the "Additional Bond Issuance"), and amend certain terms and provisions of the Credit Agreement and Agent and the requisite Banks are willing to do so, but only on the terms and conditions set forth in this Fourth Amendment.

        NOW, THEREFORE, Company, Agent and the requisite Banks agree as follows:

1.
Agent and the requisite Banks hereby consent to the Additional Bond Issuance, and further agree that the notes issued pursuant to the Additional Bond Issuance shall be deemed Debt permitted under Section 10.7 of the Credit Agreement, such consent and agreement to become effective on the date on which the following terms and conditions have been satisfied (the "Consent Effectiveness Date"):

(a)
Agent shall have received executed counterparts of this Fourth Amendment, in each case duly executed and delivered by Company and the requisite Banks, in form and substance satisfactory to Agent and copies of such other documents as Agent may reasonably request;

(b)
No Unmatured Event of Default or Event of Default shall have occurred and be continuing; and

(c)
Company shall have paid to Agent for distribution to each Bank which shall have executed and delivered this Fourth Amendment by 12:00 noon on December 11, 2003, a closing fee in the amount of fifteen (15) basis points on each such Bank's aggregate Pro Rata Share of the Revolving Credit Facility and Line of Credit then in effect.

2.
Section 1.1 of the Credit Agreement shall be amended by deleting the definitions of "Line of Credit Commitment Amount" and "Revolving Commitment Amount" and inserting the following in their respective places:

    "Line of Credit Commitment Amount shall mean $56,034,483, as reduced from time to time pursuant to Section 5.1 and as increased from time to time pursuant to Section 2.1.2."

    "Revolving Commitment Amount shall mean $68,965,517, as reduced from time to time pursuant to Section 5.1 and as increased from time to time pursuant to Section 2.2.2."

3.
Section 10.6.2(i)(x) of the Credit Agreement is hereby deleted and the following is inserted in its place:

    "(x) for the Fiscal Quarters ending December 31, 2003 and March 31, 2004, so long as the APC Sale has not been consummated, 72% or less, and for each Fiscal Quarter end thereafter, 65% or less, and"

4.
Section 10.27 is hereby amended to add the words "and the additional $50,000,000 in original aggregate principal amount of Refinancing Bonds issued under and pursuant to the terms of the Refinancing Bond Documents" after the words "and Debt arising pursuant to the Refinancing Bonds" in the sixth line thereof.

5.
Section 16(c) of the First Amendment sets forth the mandatory use of proceeds of the APC Sale (as defined in the First Amendment) for application on a pro rata basis to the Line of Credit and the Revolving Loan Facility and the corresponding permanent reduction in the Revolving Commitment Amount and the Line of Credit Commitment Amount. The $30,000,000 reduction in the Revolving Commitment Amount and the Line of Credit Commitment Amount pursuant to this Fourth Amendment is in partial satisfaction of the requirement stated in Section 16(c). Upon consummation of the APC Sale, if the amount of proceeds from the APC Sale that should have been paid to the Agent and the Banks in accordance with Section 16(c) of the First Amendment exceeds $30,000,000, then such amount in excess of $30,000,000 shall be paid to the Agent and the Banks and applied to permanently reduce the Line of Credit and the Revolving Loan Facility as set forth in the First Amendment.

6.
Schedule 2.1/2.2 to the Credit Agreement is hereby deleted and Attachment I is inserted in its place.

7.
Exhibit A-1 to the Credit Agreement is hereby deleted and Attachment II is inserted in its place.

8.
Exhibit A-2 to the Credit Agreement is hereby deleted and Attachment III is inserted in its place.

9.
Sections 2 through 8 (inclusive) of this Fourth Amendment shall become effective according to the terms hereof as of such date that the Company shall have satisfied the following conditions (the "Amendment Effectiveness Date"):

(a)
Agent shall have received:

(i)
true and correct copies of all documents relating to the Additional Refinancing Bonds in form and substance acceptable to Agent in its sole discretion;

(ii)
a closing certificate in form and substance acceptable to the Agent; and

(iii)
such other documentation as Agent may reasonably request.

(b)
The conditions to effectiveness of Section 1 of this Amendment shall have been satisfied.

(c)
The Additional Bond Issuance shall have occurred on terms acceptable to Agent in its sole discretion.

(d)
Agent shall have received, for distribution to the Banks, a prepayment on the Line of Credit and Revolving Loan Facility in an aggregate amount of Fifty Million Dollars ($50,000,000), to be applied on a pro-rata basis and after giving effect to such payment, the total amount of the Company's obligations under the Credit Agreement (including principal, interest and fees) outstanding on the Amendment Effectiveness Date shall not exceed One Hundred Five Million Dollars ($105,000,000).

  (e)
  Both before and after the Additional Bond Issuance, the Company shall be in compliance with its covenants and obligations under the Refinancing Bond Documents and no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

  (f)
  Company shall have paid to Agent for distribution (i) to each Bank all amounts necessary to reducing the outstanding advances under the Credit Agreement below the Line of Credit Commitment Amount and the Revolving Commitment Amount which shall be applicable upon the Amendment Effectiveness Date, and (ii) all interest, fees and other amounts accrued to such date and shall have reimbursed Agent for all fees and expenses (including reasonable attorney fees) incurred through the Amendment Effectiveness Date.

10.
As of the Amendment Effectiveness Date, each Bank shall have (i) a Pro Rata Share equal to that set forth in replacement Schedule 2.1/2.2 attached as Attachment I hereto, and (ii) advances under the Line of Credit and the Revolving Credit Facility (and participations in Letters of Credit) in its Pro Rata Share of all such advances under the Line of Credit and Revolving Credit Facility (and undrawn Letters of Credit) outstanding on the Amendment Effectiveness Date.

11.
Company hereby covenants and agrees to satisfy the conditions set forth in Section 9 of this Amendment within one (1) Business Day after the closing and the funding of the Additional Debt Issuance, and the failure to so satisfy such conditions shall be deemed an Event of Default under the Credit Agreement.

12.
As of each of the Consent Effectiveness Date and the Amendment Effectiveness Date, the Company for itself and each of the Subsidiaries hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this Fourth Amendment, and the performance by the Company of its obligations under the Credit Agreement as amended hereby are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation, bylaws or any other organizational documents of the parties thereto, as applicable, and except as have been previously obtained, do not require the consent or approval, material to the amendments contemplated in this Fourth Amendment or Credit Agreement, as amended hereby, of any governmental body, agency or authority, and this Fourth Amendment and the Credit Agreement, as amended hereby, will constitute the valid and binding obligations of such undersigned parties, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and (b) the representations and warranties contained in Section 9 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent such representations and warranties speak only as of another date certain.

13.
If the Consent Effectiveness Date and the Amendment Effectiveness Date shall not have occurred on or before December 31, 2003, none of the provisions of this Fourth Amendment shall become effective and the offer by the Agent and the Banks to amend the Credit Agreement on the terms set forth herein shall be deemed withdrawn.

14.
Except as specifically set forth herein, this Fourth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

15.
This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

16.
Any references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

        WITNESS the due execution hereof as of the day and year first above written.

SEMCO ENERGY, INC.
By:	/s/ JOHN E. SCHNEIDER Title: Senior Vice President & CFO

STANDARD FEDERAL BANK N.A., a national banking association, as Agent
By:	/s/ GREGORY E. CASTLE Title: First Vice President
STANDARD FEDERAL BANK N.A., a national banking association, as Issuing Bank, as Swing Line Bank and as a Bank
By:	/s/ GREGORY E. CASTLE Title: First Vice President

KEYBANK NATIONAL ASSOCIATION, as Syndication Agent and as a Bank
By:	/s/ SHERRIE I. MANSON Title: Vice President

U.S. BANK, N.A., as Documentation Agent and as a Bank
By:	/s/ THOMAS V. RICHTMAN Title: Vice President

NATIONAL CITY BANK OF MICHIGAN / ILLINOIS, as Documentation Agent and as a Bank
By:	/s/ KEN EHRHARDT Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Bank
By:	/s/ KEVIN D. SZACHTA Title: Vice President

FIFTH THIRD BANK, EASTERN MICHIGAN, as a Bank
By:	/s/ ANDRE A. NAZARETH Title: Vice President

ATTACHMENT I

SCHEDULE 2.1/2.2

BANKS AND PRO RATA SHARES

BANKS	PRO RATA SHARE COMMITMENTS	PRO RATA SHARES
Standard Federal Bank N.A.	$36,290,323	29.032258065%
KeyBank National Association	$24,193,548	19.354838710%
National City Bank of Michigan/Illinois	$20,161,290	16.129032258%
U.S. Bank, N.A.	$16,129,032	12.903225806%
Fifth Third Bank, Eastern Michigan	$16,129,032	12.903225806%
The Huntington National Bank	$12,096,774	9.677419355%
TOTALS	$125,000,000	100%

ATTACHMENT II

EXHIBIT A-1

FORM OF SWING LINE BORROWING NOTICE

[Date]

Standard Federal Bank N.A., as Agent
2600 West Big Beaver Road
Troy, Michigan 48084
Attention: [Name]
                  [Title]

Ladies and Gentlemen:

        The undersigned, SEMCO Energy, Inc., refers to the Credit Agreement, dated as of June 25, 2002 (as amended, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain banks signatory thereto and Standard Federal Bank N.A., as Agent for such banks. The undersigned hereby gives you notice, irrevocable, pursuant to Section 2.3.1 of the Credit Agreement that the undersigned hereby requests a Swing Line Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Swing Line Loan (the "Proposed Loan") as required by Section 2.3.1 of the Credit Agreement:

          1.     The borrowing date for the Proposed Loan is                        ,             .

          2.     The amount of the Proposed Loan is                        .

          3.     Company is in compliance with all the terms and conditions of the Refinancing Bond Documents and no default has occurred and is continuing thereunder, and [as shown by the attached supporting documentation], the Company has either achieved a Fixed Charge Coverage Ratio (as defined in the Refinancing Debt Documents) of 2.0 to 1.0 or the total of the outstanding advances under the Line of Credit, the Revolving Loan Facility and the Term Loan
  (if applicable), and any other indebtedness designated as a "Credit Facility" under the Refinancing Bond Documents (including the Additional Refinancing Bonds) shall not exceed One Hundred Fifty Five Million Dollars ($155,000,000) in the aggregate.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

  (a)
  The representations and warranties contained in Section 9 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Loan as though made on and as of such date except to the extent that the representation or warranty is stated to relate solely to an earlier date; and

  (b)
  No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Proposed Loan.

Very truly yours, SEMCO ENERGY, INC.
By:

ATTACHMENT III

EXHIBIT A-2

FORM OF BORROWING NOTICE

        [Date]

Standard Federal Bank N.A., as Agent
2600 West Big Beaver Road
Troy, Michigan 48084
Attention:    [Name]
                      [Title]

Ladies and Gentlemen:

        The undersigned, SEMCO Energy, Inc., refers to the Credit Agreement, dated as of June 25, 2002 (as amended, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain banks signatory thereto and Standard Federal Bank N.A., as Agent for such banks. The undersigned hereby gives you notice, irrevocable, pursuant to Section 2.4.2 of the Credit Agreement that the undersigned hereby requests a borrowing of [Line of Credit Loans] [Revolving Loans] under the Credit Agreement, and in that connection sets forth below the information relating to such borrowing (the "Proposed Loan") as required by Section 2.4.2 of the Credit Agreement:

  1.
  The borrowing date for the Proposed Loan is                        ,             .

  2.
  The amount of the Proposed Loan is                        .

  3.
  The Proposed Loan is to be [a Base Rate Loan] [a Eurodollar Loan].

  4.
  The Interest Period for the Proposed Loan is    months.1

  5.
  Company is in compliance with all the terms and conditions of the Refinancing Bond Documents and no default has occurred and is continuing thereunder, and [as shown by the attached supporting documentation], the Company has either achieved a Fixed Charge Coverage Ratio (as defined in the Refinancing Debt Documents) of 2.0 to 1.0 or the total of the outstanding advances under the Line of Credit, the Revolving Loan Facility and the Term Loan (if applicable), and any other indebtedness designated as a "Credit Facility" under the Refinancing Bond Documents (including the Additional Refinancing Bonds) shall not exceed One Hundred Fifty Five Million Dollars ($155,000,000) in the aggregate.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

  (a)
  The representations and warranties contained in Section 9 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Loan as though made on and as of such date except to the extent that the representation or warranty is stated to relate solely to an earlier date; and

  (b)
  No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Proposed Loan.

Very truly yours,
SEMCO ENERGY, INC.

By:	Title:

1    To be included if the Proposed Loan is to be a Eurodollar Loan.

QuickLinks

CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT
RECITALS
ATTACHMENT I SCHEDULE 2.1/2.2 BANKS AND PRO RATA SHARES
ATTACHMENT II EXHIBIT A-1 FORM OF SWING LINE BORROWING NOTICE [Date]
ATTACHMENT III
EXHIBIT A-2
FORM OF BORROWING NOTICE